United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2024

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-280136	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Cathryn R. Rivera as Chief Operating Officer

Effective September 16, 2024, Ms. Cathryn R. Rivera (54) was appointed as the Chief Operating Officer of Cadiz Inc. (the “Company”).

A highly skilled senior leader with extensive experience in large, complex organizations, Ms. Rivera served four governors from both parties over 25 years in the operations center of California government. From 2019 to 2024, Ms. Rivera served as Appointments Secretary for California Governor Gavin Newsom, responsible for finding the right people with the right skills for over 3,000 positions governing the 5th largest economy in the world. Throughout her tenure at the heart of California’s governance, Ms. Rivera was tapped by Governors to interface with businesses and industry leaders to address complex challenges, often in a crisis. Most recently, Ms. Rivera established two new independent Offices, within the executive branch, including the Governor’s Office of Land Use and Climate Innovation, to ensure efforts and actions directed by Executive Order would continue beyond the governor’s tenure. Before joining the Newsom Administration, Ms. Rivera served as a Board Member on the Agricultural Labor Relations Board, at the nexus of a critical workforce and the $57 billion agricultural industry. In this role, Ms. Rivera helped develop a level playing field for farmworkers and a regulatory framework for mandatory mediation that survived a decade of legal challenges, including at the Supreme Court of the United States. From 1999 to 2002, Ms. Rivera was the Chief Deputy Cabinet Secretary for Governor Gray Davis, serving as the Governor’s key liaison to state agencies, departments, and boards. In that role, Ms. Rivera was responsible for the development and implementation of administration policies for the largest, most complex government agencies including the Health and Human Services Agency, Department of Corrections and Rehabilitation, and Department of Food and Agriculture. Previously, Ms. Rivera served on the Board of Directors for Planned Parenthood Mar Monte, the largest affiliate of the national organization overseeing a $100 million budget with 35 health centers in 42 counties across California and Nevada. Ms. Rivera held positions as Treasurer, Vice-Chair and Chair during her tenure on the board. Ms. Rivera received a B.S. in Business Management from Arizona State University and her law degree from the University of California, Berkeley.

There are no arrangements or understandings between Ms. Rivera and any other person pursuant to which Ms. Rivera was appointed to serve as Chief Operating Officer of the Company, and there is no family relationship between Ms. Rivera and any of the Company’s other directors or executive officers. There are also no related party transactions between Ms. Rivera and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Rivera

On September 16, 2024, in connection with Ms. Rivera’s appointment as Chief Operating Officer of the Company, she entered into an employment agreement with the Company, effective as of September 16, 2024 (the “Effective Date”).

Employment Term and Position. The term of Ms. Rivera’s employment will begin on the Effective Date and continue until terminated in accordance with the termination provisions in the agreement. During her term of employment, Ms. Rivera will serve as Chief Operating Officer of the Company.

Base Salary, Annual Bonus, Equity Compensation and Other Benefits. Pursuant to her employment agreement, Ms. Rivera will receive a base salary of $275,000. Additionally, she will be eligible for an annual cash bonus of up to 100% of her base salary, based on performance metrics and other terms determined at the Board’s discretion. As of the Effective Date, Ms. Rivera shall be granted (a) 137,500 restricted stock units (“RSUs”) vesting in quarterly installments over three years, with accelerated vesting upon the earlier of (i) a change in control or (ii) the termination of the agreement (x) by Ms. Rivera due to a material breach of the agreement by the Company, (y) by the Company without cause, or (z) as a result of Ms. Rivera’s death or disability, and (b) 137,500 RSUs that will vest based on milestone achievements described in the agreement, subject to such milestones being completed no later than the fifth anniversary of the Effective Date. Ms. Rivera will also be entitled to other employee benefits, including paid vacation in accordance with Company policies and reimbursement of reasonable business expenses.

Severance. The employment agreement for Ms. Rivera provides that (i) if Ms. Rivera is terminated by the Company without cause or if she resigns due to a material breach of the agreement by the Company, the Company is obligated to pay her base salary and continue benefits for 180 days following the effective date of termination; (ii) if Ms. Rivera dies or becomes disabled, she or her estate will be entitled to receive her base salary for 180 days; and (iii) if Ms. Rivera is terminated by the Company concurrently with or following a change in control, the Company is obligated to pay her base salary and continuation of benefits for 12 months following the effective date of termination.

The description of the employment agreement with Ms. Rivera is qualified in its entirety by reference to the complete text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 19, 2024, the Company issued a press release regarding the appointment of Ms. Rivera. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between Cadiz Inc. and Cathryn Rivera dated as of September 16, 2024.
99.1	Press Release dated September 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Susan Kennedy
Susan Kennedy
Chief Executive Officer

Date: September 19, 2024

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